Exhibit 99.1

Recursion is Granted FDA Fast Track Designation for REC-2282 for the Potential Treatment of NF2-Mutated Meningiomas

SALT LAKE CITY, October 7, 2021 — Recursion (NASDAQ: RXRX), a clinical-stage biotechnology company decoding biology by integrating technological innovations across biology, chemistry, automation, machine learning and engineering, today announced that the U.S. Food and Drug Administration (FDA) has granted the company Fast Track designation for the investigation of REC-2282 for treatment of patients with NF2-mutated meningiomas, including neurofibromatosis type-2 disease-related meningiomas. REC-2282 is a potentially first-in-class, orally bioavailable, CNS-penetrant small molecule HDAC inhibitor being developed for the treatment of NF2-mutated meningiomas.

The FDA’s Fast Track designation was established to expedite the review of investigational drugs to treat serious conditions and address unmet medical needs by enabling important drugs to get to patients earlier if approved. Fast Track designation can lead to more frequent interactions with the FDA, as well as Accelerated Approval and/or Priority Review eligibility if certain criteria are met.

“The Fast Track designation for REC-2282 is an important addition to our work to develop this medicine to treat patients with neurofibromatosis type-2 and patients with sporadic meningiomas driven by mutations in the NF2 gene, for which there is a significant unmet need,” said Recursion Chief Medical Officer Ramona Doyle, M.D. “I am pleased that the team continues to advance this important medicine towards a Phase 2/3, randomized, multi-center study in patients with NF2-mutated meningiomas, for which we expect to begin enrollment early next year.”

Meningiomas are primary tumors of the meninges of the central nervous system. More than 34,000 patients are diagnosed with sporadic meningiomas in the US each year. In patients with progressive meningiomas, more than a third are driven by mutations in the gene NF2. NF2-mutated meningiomas are typically treated with surgery and radiotherapy or with off-label therapies of limited or unproven efficacy. The lack of approved therapies to prevent progression of NF2-mutated meningiomas, which are frequently an aggressive tumor type, represents a significant unmet medical need. In addition, the syndrome neurofibromatosis type-2, which is associated with both sporadic and autosomal dominant inherited mutations in the NF2 gene, gives rise to meningiomas in approximately half of neurofibromatosis type-2 patients. In the US and EU5, neurofibromatosis type-2 affects approximately 33,000 patients and there are no approved therapies.

Learn more about Recursion and view its pipeline at Recursion.com/pipeline.

About Recursion

Recursion is a clinical-stage biotechnology company decoding biology by integrating technological innovations across biology, chemistry, automation, machine learning and engineering. Our goal is to radically improve the lives of patients and industrialize drug discovery. Central to our mission is the Recursion Operating System, which combines an advanced infrastructure layer to generate what we believe is one of the world’s largest and fastest-growing proprietary biological and chemical datasets. We combine that with the Recursion Map, a suite of custom software, algorithms and machine learning tools that we use to explore foundational biology unconstrained by human bias and navigate to new biological insights. Learn more at www.Recursion.com, or connect on Twitter and LinkedIn.

Press Contact

Elyse Freeman—Senior Communications and Content Manager

Elyse.Freeman@Recursion.com

Investor Relations Contact

InvestorRelations@Recursion.com

Forward-Looking Statements

This press release contains information that includes or is based upon “forward-looking statements” within the meaning of the Securities Litigation Reform Act of 1995. Forward-looking statements provide our expectations or forecasts regarding future events. You can identify these statements by the fact they do not relate strictly to historical or current facts. They may use words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” and other terms of similar meaning in connection with a discussion of future operating or financial performance. In particular, forward-looking statements include statements relating to intended future actions; plans with respect to clinical trials and preclinical activities; prospective products or product approvals; future performance or results of anticipated products or technology; expenses; our ability to obtain, maintain and enforce intellectual property protections; and financial results, in addition to other topics. Any or all of our forward-looking statements here and elsewhere may turn out to be wrong. They can be affected by inaccurate assumptions or by known or unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such statements and from expected or historical results. Many such factors will be important in determining our actual future results. Consequently, no forward-looking statement can be guaranteed. In particular, you should read the discussion in the “Risk Factors” section in our Prospectus filed with the U.S. Securities and Exchange Commission (SEC) on April 16, 2021 and in our periodic filings with the SEC. Other factors besides those listed could also adversely affect the company. We undertake no obligation to correct or update any forward-looking statements, whether as a result of new information, future developments or otherwise, except to the extent required by applicable law. These forward-looking statements (except as may be otherwise noted) speak only as of the date of this press release. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. You are advised to consult any further disclosures we make on related subjects in our reports to the SEC.